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                                  EXHIBIT 99.1

                               DISTRIBUTION REPORT
                                       FOR
                    PUBLIC STEERS(R) SERIES 1998 TRV-C1 TRUST

                                DISTRIBUTION DATE
                                DECEMBER 1, 2003
                            CUSIP NUMBER 744-593-203

         (i) the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the Travelers Capital II Trust Preferred Securities (liquidation value $1,000 per Trust Preferred Security) (the "Underlying Securities"):

                                    Interest:                  $968,750.00
                                    Principal:                        0.00
                                    Premium:                          0.00

         (ii) the amounts of compensation received by the Trustee, for the period relating to such Distribution Date:

                                    Paid by the Trust:         $      0.00
                                    Paid by the Depositor:     $  1,000.00

         (iii) the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates of each such Class and the amount of aggregate unpaid interest accrued as of such Distribution
                  Date:

                           Class A:
                                    Interest:                  $968,750.00
                                    Principal:                 $      0.00

                                    Unpaid Interest Accrued:   $      0.00

         (iv) the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date, and the current rating assigned to the Certificates.

                                    Principal Amount:          $    25,000
                                    (Liquidation Value $1,000 per Trust
                                      Preferred Security)
                                    Interest Rate:                    7.75%
                                    Rating:
                                          Moody's Investor Service           Aa2
                                          Standard & Poor's Rating Service   A

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         (v)      the aggregate Certificate Principal Balance (or Notional
                  Amount, if applicable) of each Class of such Series at the close of business on such Distribution Date.

                          Class A: ($10 Stated Amount)
                          Initial Principal Balance:           $25,000,000
                          Reduction:                                    (0)
                                                               -----------
                          Principal Balance 12/1/03:           $25,000,000